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                                                                      EXHIBIT 21

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S1 SUBSIDIARIES                                          STATE/JURISDICTION OF INCORPORATION
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
Davidge Data Systems Corp................................New York Corporation
Edify Asia Limited (65%).................................Hong Kong Corporation
Edify Holding Company, Inc...............................Delaware Corporation
Edify Corporation........................................Delaware Corporation
Edify EMEA Ltd...........................................UK Corporation
FICS America, Inc........................................Delaware Corporation
FICS Group Holdings, Inc.................................Delaware Corporation
FICS Group N.V...........................................Belgium Corporation
Financial Integrated Contact Solutions SA
  (Proprietary) Limited..................................South Africa Corporation
FRS Belgium NV/SA........................................Belgium Corporation
FRS Spain SL.............................................Spain Corporation
OSII S.A.................................................France Corporation
Point Information Systems Limited........................Ireland Corporation
Point Information Systems Limited........................UK Corporation
Point Information Systems SARL...........................France Corporation
Point Information Systems GmbH...........................Germany Corporation
Point Information Systems Inc............................New Hampshire Corporation
Point Information Systems Pte Limited....................Singapore Corporation
Point Information Systems Limited........................Jersey Corporation
Point Technology Limited.................................Jersey Corporation
Regency Systems, Inc.....................................Texas Corporation
S1, Inc..................................................Kentucky Corporation
S1 Australia PTY Limited.................................Australia Corporation
S1 Belgium N.V...........................................Belgium Corporation
S1 Corporation (S) PTE Limited...........................Singapore Corporation
S1 CRM Solutions, Inc....................................Delaware Corporation
S1 Europe NV.............................................Belgium Corporation
S1 Europe Holdings C.V.A.................................Belgium Corporation
S1 France SARL...........................................France Corporation
S1 Greater China Limited.................................Hong Kong Corporation
S1 Group Holdings BVBA...................................Belgium Corporation
S1 Holdings, LLC.........................................Delaware LLC
S1 Luxembourg SA.........................................Luxembourg Corporation
S1 Netherlands B.V.......................................Netherlands Corporation
S1 Switzerland AG........................................Switzerland Corporation
S1 UK Ltd................................................UK Corporation
Software Dynamics, Incorporated..........................California Corporation
Temple Acquisition Corporation...........................Delaware Corporation
Q-UP Systems, Inc........................................Texas Corporation
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